Exhibit 4.1

SUPPLEMENTAL INDENTURE

This Supplemental Indenture is entered into as of June 3, 2020 (this “Supplemental Indenture”), by and among SESI, L.L.C., a Delaware limited liability company (the “Issuer”), Superior Energy Services, Inc., a Delaware corporation (“Superior Energy”), the subsidiary guarantors party to the Indenture referred to below (together with Superior Energy, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”), as Trustee, registrar, authentication agent and paying agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, Superior Energy, the Issuer and the Trustee have heretofore executed and delivered an Indenture dated as of December 6, 2011 (as supplemented, waived or otherwise modified, including by the Supplemental Indenture, dated February 29, 2012, the Supplemental Indenture dated May 7, 2012, the Supplemental Indenture dated August 29, 2014, the Supplemental Indenture dated August 3, 2015, the Supplemental Indenture dated August 17, 2017, the Supplemental Indenture, dated as of October 20, 2017, and the Supplemental Indenture, dated as of February 14, 2020, the “Original Notes Indenture”), providing for the issuance of an aggregate principal amount of $800.0 million of 7.125% Senior Notes due 2021 of the Issuer (the “Original Notes”);

WHEREAS, in accordance with Section 2.01, Section 2.02 and Section 9.01(7) of the Original Notes Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement the Original Notes Indenture to provide for the issuance of Additional Notes;

WHEREAS, pursuant to the Issuer’s Offering Memorandum and Consent Solicitation Statement dated as of January 6, 2020, as amended and supplemented by the press releases dated January 16, 2020, January 22, 2020, February 14, 2020, February 19, 2020 and February 20, 2020 issued by Superior Energy and Supplement No. 1 to the Offering Memorandum and Consent Solicitation Statement, dated January 31, 2020 (as so amended and supplemented, the “Offering Memorandum”), on February 24, 2020, the Issuer accepted for exchange $617,940,000 aggregate principal amount of Original Notes in exchange for $617,940,000 aggregate principal amount of its newly issued 7.125% Senior Notes due 2021 (the “New Notes”) established pursuant to that certain indenture, among the Issuer, the guarantor parties thereto, and UMB Bank, N.A., as trustee (the “New Notes Indenture”);

WHEREAS, pursuant to the New Notes Indenture and as described in the Offering Memorandum, three Business Days after the Termination Date (as defined in the Offering Memorandum), the New Notes will be automatically exchanged for an equal principal amount of Original Notes issued as Additional Notes pursuant to and in compliance with the Original Notes Indenture (the “Termination Exchange”);

WHEREAS, the Termination Date is May 31, 2020, and, in exchange for an equal principal amount of New Notes, which shall be cancelled by UMB Bank, N.A., as trustee under the New Notes Indenture, the Issuer and the Guarantors shall execute and deliver this Supplemental Indenture to provide for the issuance of $617,940,000 aggregate principal amount of Additional Notes on the date hereof; and

WHEREAS, the Issuer and the Guarantors desire the Trustee to join with them in the execution and delivery of this Supplemental Indenture and to authenticate the New Additional Notes (as defined below) pursuant to the Termination Exchange and in accordance with the Indenture and applicable DTC procedures. The Issuer has made the required filings with DTC in accordance with applicable DTC procedures to cause the Termination Exchange to be processed by DTC in accordance with its procedures for mandatory exchanges, and in accordance with the Indenture, Superior Energy has duly adopted and delivered to the Trustee resolutions of its Board of Directors authorizing the issuance of the New Additional Notes, the Issuer has duly adopted and delivered to the Trustee (i) resolutions of its Board of Directors authorizing the execution and delivery of this Supplemental Indenture and the Termination Exchange, and (ii) an Officers’ Certificate and an Opinion of Counsel stating that the execution of this Supplemental Indenture is permitted by the Indenture and that all conditions precedent to its execution and the authentication of the New Additional Notes have been complied with, and pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the benefit of the other parties and for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. As used in this Supplemental Indenture, terms defined in the Original Notes Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

ADDITIONAL NOTES

Section 2.01 Additional Notes.

(a) The Issuer shall issue $617,940,000 aggregate principal amount of Additional Notes pursuant to this Supplemental Indenture (the “New Additional Notes”).

(b) The New Additional Notes shall be issued on the date hereof in an aggregate principal amount equal to the aggregate principal amount of the New Notes subject to the Termination Exchange. The New Additional Notes shall be considered collectively as a single class with the Notes for all purposes of the Indenture. Interest on the New Additional Notes will accrue from and including the date hereof.

(c) The New Additional Notes shall be issued in the form of one or more Global Notes issued substantially in the form of Exhibit A to this Supplemental Indenture in an aggregate principal amount of $617,940,000 (the “New Global Notes”).

(d) The CUSIP numbers of the Rule 144A New Global Note and the Regulation S New Global Note are 78412F AW4 and U8151E AG1, respectively, and the ISIN numbers of the Rule 144A New Global Note and the Regulation S New Global Note are US78412FAW41 and USU8151EAG18, respectively.

(e) The New Global Notes shall be Restricted Global Notes.

(f) Each of the Guarantors acknowledges and confirms that the Guarantee granted by such Guarantor pursuant to Article 10 of the Original Notes Indenture guarantees the Obligations of the Issuer under the Original Notes Indenture and the New Additional Notes.

ARTICLE III

MISCELLANEOUS

Section 3.01 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Original Notes Indenture or any provision herein or therein contained.

Section 3.02 Governing Law. This Supplemental Indenture and the New Additional Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.03 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.04 Ratification of Original Notes Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Original Notes Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.05 Counterparts; Electronic Signatures. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 3.06 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 3.07 Concerning the Trustee. The Trustee makes no representation or warranty as to and shall not be responsible in any manner whatsoever for the validity or sufficiency of this Supplemental Indenture, the New Additional Notes or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto or thereto. The Trustee makes no representations as to and shall not be responsible in any manner whatsoever for or in respect of the Offering Memorandum or with respect to the Termination Exchange, all of which recitals are made solely by the Issuer and the Guarantors, and the Trustee assumes no responsibility for the same. All of the provisions contained in the Original Notes Indenture in respect of the rights, powers, privileges, and immunities of the Trustee shall be applicable in respect of this Supplemental Indenture, the authentication of the New Additional Notes and the Termination Exchange as fully and with like force and effect as though set forth in full herein. The Issuer and Superior Energy hereby confirm to the Trustee that this Supplemental Indenture and the Termination Exchange have not resulted in a material modification of the Notes for Foreign Accounting Tax Compliance Act (“FATCA”) purposes. The Issuer and Superior Energy shall give the Trustee prompt written notice of any material modification of the Notes deemed to occur for FATCA purposes. The Trustee shall assume that no material modification for FATCA purposes has occurred regarding the Notes, unless the Trustee receives written notice of such modification from the Issuer or Superior Energy.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SESI, L.L.C.

By:	/s/ Westervelt T. Ballard, Jr.
Name: Westervelt T. Ballard, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Westervelt T. Ballard, Jr.
Name: Westervelt T. Ballard, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

COMPLETE ENERGY SERVICES, INC.
PUMPCO ENERGY SERVICES, INC.
SUPERIOR ENERGY SERVICES – NORTH AMERICA SERVICES, INC.
WARRIOR ENERGY SERVICES CORPORATION
1105 PETERS ROAD, L.L.C.
CONNECTION TECHNOLOGY, L.L.C.
H.B. RENTALS, L.C.
INTERNATIONAL SNUBBING SERVICES, L.L.C.
STABIL DRILL SPECIALTIES, L.L.C.
SUPERIOR ENERGY SERVICES, L.L.C.
SUPERIOR INSPECTION SERVICES, L.L.C.
WORKSTRINGS INTERNATIONAL, L.L.C.
CSI TECHNOLOGIES, L.L.C.
SPN WELL SERVICES, INC.
WILD WELL CONTROL, INC.

By:	/s/ Westervelt T. Ballard, Jr.
Name: Westervelt T. Ballard, Jr.
Title: Authorized Representative

[Signature page to 7.125% Senior Notes due 2021 Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Manjari Purkayastha
Name: Manjari Purkayastha
Title: Vice President

[Signature page to 7.125% Senior Notes due 2021 Supplemental Indenture]

Exhibit A

Form of New Global Note

[See attached.]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF THE RULE 144A GLOBAL NOTE AND THE INSTITUTIONAL ACCREDITED INVESTOR GLOBAL NOTE: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH ISSUER OR ANY AFFILIATE OF ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF THE REGULATION S GLOBAL NOTE: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO ISSUER’S AND THE REGISTRAR’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF THE REGULATION S GLOBAL NOTE: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER AND ANY SUBSEQUENT TRANSFEREE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO PURCHASE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS SECURITY THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE SECURITY, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITY AND (3) THE YIELD TO MATURITY OF THE SECURITY. HOLDERS SHOULD CONTACT SUPERIOR ENERGY SERVICES, INC. AT 1001 LOUISIANA STREET, SUITE 2900 HOUSTON, TEXAS 77002.

No. [144A][S]-1	Principal Amount $[●][1] as revised by the Schedule of Increases and Decreases in Global Note attached hereto CUSIP NO. [●][2]

SESI, L.L.C.

7.125% Senior Notes due 2021

SESI, L.L.C., a Delaware limited liability company (the “Issuer”), promises to pay to Cede & Co., or its registered assigns, the principal sum of [●]Dollars, as revised by the Schedule of Increases and Decreases in Global Note attached hereto, on December 15, 2021.

Interest Payment Dates: June 15 and December 15, commencing on June 15, 2020

Record Dates: June 1 and December 1, provided the record date for the June 15, 2020 Interest Payment Date is June 3, 2020.

Additional provisions of this Note are set forth on the other side of this Note.

[1]	For 144A: $399,499,000.

For Reg S: $218,441,000.

[2]	For 144A: 78412F AW4

For Reg S: U8151E AG1

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

SESI, L.L.C.
By:	Superior Energy Services, Inc., its managing member

By:
Name:
Title:

[ Signature Page to Global Note ]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory	Date:

SESI, L.L.C.

7.125% Senior Notes due 2021

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1.	Interest

SESI, L.L.C., a Delaware limited liability company (such limited liability company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at the rate of 7.125% per annum, which shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 3, 2020. The Issuer shall pay interest on overdue principal at the rate specified herein, and it shall pay interest on overdue installments of interest (including Additional Interest) at the same rate to the extent lawful. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuer shall make each interest payment in cash semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2020, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) to Holders of record of Notes on the immediately preceding June 1 and December 1, provided the record date for the June 15, 2020 Interest Payment Date is June 3, 2020.

2.	Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium or interest when due. Interest on any Note which is payable, and is timely paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding June 1 and December 1 at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.03 of the Indenture. The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of Paying Agent or Registrar designated by the Issuer maintained for such purpose in the United States or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.03 of the Indenture; provided, however, that, at the option of the Issuer, the principal of (and premium, if any) and interest on the Notes may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.

3.	Paying Agent and Registrar

The Issuer initially appoints The Bank of New York Mellon Trust Company, N.A. as Registrar and Paying Agent for the Notes. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders. The Issuer or any Restricted Subsidiary may act as Paying Agent, Registrar or transfer agent.

4.	Indenture

The Issuer issued the Notes under an Indenture, dated as of December 6, 2011 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior unsecured obligations of the Issuer. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited. This Note is one of the 7.125% Senior Notes, Series A, due 2021 referred to in the Indenture. The Notes include (i) $182,060,000 principal amount of the Issuer’s 7.125% Senior Notes, Series A, due 2021 issued under the Indenture on December 6, 2011 (the “Initial Notes”) and (ii) if and when issued, additional 7.125% Senior Notes, Series A, due 2021 or 7.125% Senior Notes, Series B, due 2021 of the Issuer that may be issued from time to time under the Indenture subsequent to December 6, 2011 (the “Additional Notes”) as provided in Section 2.1(a) of the Indenture. The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of the Indenture. The Indenture imposes certain limitations on the incurrence of secured indebtedness and the consummation of mergers and consolidations. The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Notes by certain subsidiaries.

5.	Guarantees

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally guaranteed (and future guarantors, together with the Guarantors, shall unconditionally Guarantee), jointly and severally, such obligations on a senior unsecured basis pursuant to the terms of the Indenture.

6.	Redemption

Prior to December 15, 2014, the Issuer may, at its option, upon notice as described under Section 3.03 of the Indenture, on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 107.125% of the aggregate principal amount of the Notes, plus accrued and unpaid interest and Additional Interest, thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Public Equity Offerings; provided that (a) at least 65% of the sum of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date and any Additional Notes that are issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 90 days of the date of closing of each such Public Equity Offering.

On and after December 15, 2016, the Issuer may redeem the Notes, in whole or in part, upon notice as described under Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest thereon and Additional Interest, if any, on the Notes redeemed, to but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated in the table below:

Period	Percentage

2016	103.563%
2017	102.375%
2018	101.188%
2019 and thereafter	100.000%

Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

At any time prior to December 15, 2016, the Issuer may redeem all or a part of the Notes, upon notice as described in Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest and Additional Interest, if any, to but excluding the date of redemption (the “Redemption Date”), subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

“Applicable Premium” means, as determined by the Issuer, with respect to any Note on any redemption date, the greater of:

(a)

1.0% of the principal amount of the Note; and

the excess of: (a) the present value at such redemption date of (i) the redemption price of the Note at December 15, 2016, (such redemption price being set forth in the table appearing above) plus (ii) all required interest payments due on the Note through December 15, 2016, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then-outstanding principal amount of the Note, if greater.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2016; provided, however, that if the period from the redemption date to December 15, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Except as set forth in paragraph 7 below, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.	Repurchase Provisions

If a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described in Section 3.07 of the Indenture, each Holder shall have the right to require the Issuer to repurchase from each Holder all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date as provided in, and subject to the terms of, the Indenture.

8.	Denominations; Transfer; Exchange

The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note (A) for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date or (B) called for redemption or tendered (and not withdrawn) for repurchases in connection with a Change of Control Offer or other tender offer, except the unredeemed or untendered portion of any Note being redeemed or tendered in part.

9.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.	Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer for payment as general creditors unless an abandoned property law designates another person and not to the Trustee for payment.

11.	Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

12.	Amendment, Supplement, Waiver

Subject to certain exceptions contained in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, any Note Guarantee and the Notes as provided in the Indenture.

13.	Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or certain Restricted Subsidiaries) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the total outstanding Notes by notice to the Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest (including Additional Interest), if any, and any other monetary obligations on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest (including Additional Interest) and any other monetary obligations shall be due and payable immediately. If a bankruptcy, insolvency or reorganization of Superior Energy, the Issuer or certain Restricted Subsidiaries occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest (including Additional Interest) and any other monetary obligations on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

14.	Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others

An incorporator, director, officer, employee or stockholder of the Issuer or any Subsidiary Guarantor or any of their parent companies, solely by reason of this status, shall not have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are a part of the consideration for the issuance of the Notes.

16.	Authentication

This Note shall not be valid until the Trustee authenticates the Note by manual, facsimile or electronic signature.

17.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

18.	CUSIP, Common Code and ISIN Numbers

The Issuer has caused CUSIP, Common Code and ISIN numbers, if applicable, to be printed on the Notes and has directed the Trustee to use CUSIP, Common Code and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

19.	Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

c/o Superior Energy Services, Inc.

1001 Louisiana Street, Suite 2900

Houston, TX 77002

Attention: Chief Financial Officer

Facsimile No.: (713) 654-2205

With a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attention: Ryan J. Maierson

Facsimile No.: (713) 546-5401

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Issuer.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)	☐	acquired for the undersigned’s own account, without transfer; or

(2)	☐	transferred to the Issuer; or

(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(5)	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.07 of the Indenture); or

(6)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Issuer pursuant to Section 4.14 of the Indenture, check the following box:

☐

4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.14 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000 in excess thereof): $                     and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note shall be issued for the portion not being repurchased):                     .

Date:	Your Signature
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.